Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated September 26, 2003 accompanying the consolidated financial statements and schedules in the Annual Report of Prosoft Training on Form 10-K for the year ended July 31, 2003 and 2002. We hereby consent to the incorporation by reference of said reports in the Registration Statement of ProsoftTraining on Form S-3 (File No. 333-            , effective September     , 2004).

/s/ GRANT THORNTON LLP

Albuquerque, New Mexico

September 28, 2004